Exhibit 10.2

VANGUARD NATURAL RESOURCES, LLC

LONG-TERM INCENTIVE PLAN

PHANTOM UNIT AWARD AGREEMENT

To: Richard Robert	Date of Grant: August 1, 2012	Number of Units: 125,000

THIS PHANTOM UNIT AWARD AGREEMENT (the “Agreement”) is made as of August 1, 2012 between Vanguard Natural Resources, LLC (the “Company”), and Richard Robert (the “Executive”), pursuant to the terms and conditions of the Vanguard Natural Resources, LLC Long-Term Incentive Plan, as the same may be amended from time to time (the “Plan”) and that certain Second Amended and Restated Employment Agreement between Executive and the Company dated January 1, 2010, as the same may be amended from time to time (the “Employment Agreement”).  A copy of the Plan is being furnished to the Executive concurrently with the execution of this Agreement, which shall be deemed a part of this Agreement as if fully set forth herein.  By the execution of this Agreement, the Executive acknowledges receipt of a copy of the Plan.  Unless the context otherwise requires, all terms defined in the Plan shall have the same meaning when used herein.

WHEREAS, the Board of Directors of the Company (the “Board”) has adopted the Plan to encourage and enable certain employees and consultants of the Company to acquire awards, the value of which is tied to the performance of the common units (the “Units”) of the Company, thus providing such individuals with a more direct concern in the welfare of the Company and assuring a closer identification of their interests with those of the Company; and

WHEREAS, the Executive is one of such eligible employees.

NOW THEREFORE, the parties agree as follows:

1. Phantom Unit Award.  The Company hereby grants to the Executive this award (the “Award”), effective as of August 1, 2012 (the “Date of Grant”), in accordance with the terms and conditions set forth herein and in the Plan, which award provides the right to receive 125,000 “phantom units,” as such term is defined in the Plan (the “Phantom Units”).  The Award is specifically made subject to execution by the Executive of this Agreement.

2. Distribution Equivalents

(a) Generally.  The Executive will also be entitled to receive payments in respect of distribution equivalent rights, or DERs, which shall be equal in value to the value of any distributions declared and made by the Company on and after the Date of Grant, with respect to a number of Units that is equal to the number of Phantom Units specified in Section 1 above (to the extent such Phantom Units have not been forfeited or settled as of the record date for such distributions), and multiplied by the “Vested DER Percentage,” as set forth in Section 2(b) below.

(b) Vesting Schedule for DERs

Vesting Date	Vested DER Percentage
Date of Grant	33-1/3%
1st Anniversary of Date of Grant	66-2/3%
2nd Anniversary of Date of Grant	100%

(c) Payment of DERs.  Such vested DERs shall be paid directly to the Executive in the form of a cash payment at the time that all other members of the Company receive distributions in relation to Units.

3. Vesting of Phantom Units.  Subject to the earlier expiration of this Award as herein provided, this Award may be settled in accordance with the provisions of this Agreement, pursuant to the following vesting schedule, provided the Executive has continuously provided services to the Company, without interruption, from the Date of Grant through each applicable vesting date (each, a “Vesting Date”), in accordance with the following schedule:

Vesting Date	Percentage of Phantom Units That Become Vested
May 18, 2013	20%
May 18, 2014	20%
May 18, 2015	20%
May 18, 2016	20%
May 18, 2017	20%
Total Vested Percentage	100%

Phantom Units that become vested pursuant to the schedule set forth above are referred to herein as “Vested Units.”  Phantom Units that have not vested pursuant to the schedule set forth above are referred to herein as “Unvested Units.”  Notwithstanding anything to the contrary in the foregoing, in the event that the Executive’s employment is terminated prior to full vesting under the schedule above, the following terms shall apply:

(a) Termination of Employment for Cause.  In the event the Executive’s employment is terminated for Cause (as such term is defined in the Employment Agreement), all Phantom Units (both Vested Units and Unvested Units) that have not been settled as of the date of such removal shall be forfeited.

(b) Termination of Employment for Other Than Cause, or by Executive for Good Reason.  In the event the Company terminates the Executive’s employment for any reason other than Cause, or Executive voluntarily resigns for Good Reason (as such term is defined in the Employment Agreement), all Unvested Units shall immediately become Vested Units and thereafter this Award may be settled pursuant to Section 4 below (but treating the date of the Executive’s “separation from service” (within the meaning of Treasury Regulation §1.409A-1(h)(1)) as the Vesting Date referenced therein) with respect to the number of Vested Units held by the Executive.

(c) Termination of Employment by Reason of Death or Disability. For purposes of this Award, termination by reason of Executive’s death or Disability (as such term is defined in the Employment Agreement) shall be deemed to be a termination pursuant to Section 3(b) above.

(d) Change in Control.  Upon the occurrence of a Change in Control, all Unvested Units shall immediately become Vested Units and thereafter this Award may be settled pursuant to Section 4 below (but treating the date of the occurrence of the Change in Control as the Vesting Date referenced therein) with respect to the number of Vested Units held by the Executive.

4. Settlement of Phantom Units and DERs.

(a) Settlement.  The Vested Units shall be settled by the Company upon or as reasonably practical (but in no event later than 60 days) following the applicable Vesting Date, with such payment date as determined in the sole discretion of the Company, and in no event may the Executive directly or indirectly designate the taxable year of payment.  The Vested Units will be settled through the delivery of a number of Units equal to the number of such Vested Units, or an amount of cash equal to the Fair Market Value of a Unit on the Vesting Date to be paid in a single lump sum payment, as determined by the Committee in its discretion.  Upon such settlement of the Executive’s Vested Units, the DERs associated with such Vested Units will be cancelled and terminated with respect to future distributions for any record date on or after the date of such settlement of the Vested Units.

(b) Procedures.  Settlement of Phantom Units shall be subject to and pursuant to rules and procedures established by the Committee in its sole discretion.

5. Transferability and Assignment.  This Agreement and the Phantom Units granted hereunder will not be transferable by the Executive other than by will or the laws of descent and distribution. Any attempt by the Executive to  transfer, assign, pledge, hypothecate, or otherwise dispose of such rights contrary to the provisions in this Agreement or the Plan, or upon the levy of any attachment or similar process upon such rights, such rights shall immediately become null and void.

6. Recapitalization or Reorganization.

(a) Existence of Plan and Award. The existence of the Plan and the Award shall not affect in any way the right or power of the Board or the members of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Units or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b) Subdivision or Consolidation of Units.  The terms of this Award shall be subject to adjustment from time to time, in accordance with the following provisions:

(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a unit split, by the issuance of a dividend on Units payable in Units, or otherwise) the number of shares of Units then outstanding into a greater number of shares of Units, then the number of shares of Phantom Units specified in Section 1 above shall be increased proportionately.

(ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse unit split, or otherwise) the number of shares of Units then outstanding into a lesser number of shares of Units, the number of shares of Phantom Units specified in Section 1 above shall be decreased proportionately.

(iii) Whenever the number of shares of Units subject to this Award are required to be adjusted as provided in this Section 6(b), the Committee shall promptly prepare and deliver to the Executive a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in the number of shares of Phantom Units specified in Section 1 above after giving effect to the adjustments.  The Committee shall promptly give the Executive such a notice.

(iv) Adjustments under Sections 6(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive.

7. No Multiple Payments.  Settlement of the Phantom Units shall not occur under more than one provision of this Agreement.

8. Information Confidential.  As partial consideration for the granting of the Phantom Units hereunder, the Executive hereby agrees with the Company that the Executive will keep confidential all information and knowledge that the Executive has relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Executive’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.  In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to the Executive, as a factor militating against the advisability of granting any such future award to the Executive.

9. No Right to Continued Employment.  This Agreement shall not be construed to confer upon the Executive any right to continue as an employee of the Company.  Any question as to whether there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or the Board and its determination shall be final and binding.

10. Payment of Taxes.  The Company may from time to time, in its discretion, require the Executive to pay the Company the amount that the Company deems necessary to satisfy the Company’s current or future obligation to withhold federal, state or local income or other taxes incurred by the Executive as a result of the Award.  With respect to any required tax withholding, (a) the Company may withhold from the cash payment to be paid to the Executive the amount necessary to satisfy the Company’s obligation to withhold taxes, (b) with the Company’s consent, the Executive may deliver sufficient cash to the Company to satisfy its tax withholding obligations, or (c) the withholding obligations may be met by any such other arrangement that is acceptable to the Company and the Executive.  In the event that the Company subsequently determines that the amount withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Executive shall pay to the Company, immediately upon the Company’s request, the amount of that deficiency.

11. Administration.  This Agreement shall at all times be subject to the terms and conditions of the Plan.  The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan, and decisions of a majority of the Committee with respect thereto and this Agreement shall be final and binding upon the Executive and the Company.  In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

12. Unfunded Arrangement.  This Agreement and the Plan shall not give an Executive any security or other interest in any assets of the Company; rather the Executive’s right to the Award is that of a general unsecured creditor of the Company.

13. No Liability for Good Faith Determinations.  The Company, the Committee and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Phantom Units granted hereunder.

14. No Guarantee of Interests.  The Company, the Committee and the members of the Board do not guarantee the Units from loss or depreciation.

15. Company Records.  Records of the Company regarding the Executive’s period of service, termination of service and the reason therefor, leaves of absence, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

16. Company Action.  Any action required of the Company shall be by resolution of its Board or by a person authorized to act by resolution of the Board.

17. Severability.  If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

18. Notices.  All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed.  A notice shall be effective when actually received by the Company in writing and in conformance with this Agreement and the Plan.

19. Waiver of Notice.  Any person entitled to notice hereunder may waive such notice.

20. Successors.  This Agreement shall be binding upon the Executive, the Executive’s legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

21. Headings.  The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

22. Governing Law.  All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware without regard to choice of law provisions thereunder, except to the extent Delaware law is preempted by federal law.

23. Word Usage.  Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

24. Amendment.  This Agreement may be amended by the Committee or the Board; provided, however, that no amendment may decrease Executive’s rights inherent in this Agreement prior to such amendment without Executive’s express written consent.  Notwithstanding the provisions of this Section 24, this Agreement may be amended by the Committee, without the consent of the Executive, to the extent necessary to comply with applicable laws and regulations (including, without limitation, the requirements of Section 409A of the Code, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or any SEC rule) and to conform the provisions of this Agreement to any changes thereto or to settle the Award pursuant to all applicable provisions of the Plan.

25. Nonqualified Deferred Compensation Rules.  In the event this Award fails to meet the limitations, requirements or exemptions of or from section 409A of the Code, or the laws, rules, and regulations promulgated in connection with section 409A of the Code, then this Award shall be modified by the Committee, in its sole discretion, to the limited extent necessary to satisfy such nonqualified deferred compensation rules.

26. Insider Trading Policy.  The terms of the Company’s insider trading policy with respect to Units are incorporated herein by reference.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer effective as of August 1, 2012.

VANGUARD NATURAL RESOURCES, LLC

By: /s/ Scott W. Smith

Name: Scott W. Smith

Title: President and CEO

EXECUTIVE

/s/ Richard Robert
Richard Robert